EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Mustang Bio, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-221819)  of Mustang Bio, Inc. of our report dated March 29, 2018 relating to the financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 29, 2018